EXHIBIT D

                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                          At December 31, 1996
                                                          --------------------

ASSETS
Current Assets:
  Cash                                                        $   93,195
  Accounts Receivable                                            (99,329)
  Prepayments                                                      6,063
                                                              ----------
Total Current Assets                                                 (71)
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,171)
                                                              ----------
Property, Plant & Equipment                                           37
                                                              ----------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             136,314
  Investment in Enerchange                                       895,651
  Other Deferred Debit                                             1,873
                                                              ----------
Total Other Assets                                             1,033,838
                                                              ----------

Total Assets                                                  $1,033,804
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (717,802)
                                                              ----------
Total Stockholders Equity                                        650,698
                                                              ----------

Current & Accrued Liabilities:
  Notes Payable Assoc. Companies                                 300,000
  Accounts Payable - Assoc. Companies                             11,877
  Federal Income Taxes Payable                                  (125,700)
  Other Accruals                                                   1,466
                                                              ----------
Total Current & Accrued Liabilities                              187,643
                                                              ----------

Accumulated Deferred Income Taxes                                195,463
                                                              ----------

Total Liabilities & Equity                                    $1,033,804
                                                              ==========